UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2025

SeaStar Medical Holding Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39927	85-3681132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3513 Brighton Blvd, Suite 410
Denver, Colorado		80216
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 844 427-8100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.0001 per share	ICU	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock for $11.50 per share	ICUCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Securities Purchase Agreement

On June 20, 2025, SeaStar Medical Holding Corporation (the “Company”) commenced a best efforts public offering (the “Offering”) of an aggregate of (i) 4,935,385 shares (the “Shares”) of common stock, par value $0.0001 per share (“Common Stock”), of the Company, (ii) 1,218,462 pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 1,218,462 shares of Common Stock (the “Pre-Funded Warrant Shares”), (iii) 6,153,847 Series A warrants (the “Series A Warrants”) to purchase up to 6,153,847 shares of Common Stock (the “Series A Warrant Shares”), and (iv) 6,153,847 Series B warrants (the “Series B Warrants,” and collectively with the Series A Warrants, the “Common Warrants”) to purchase up to 6,153,847 shares of Common Stock (the “Series B Warrant Shares”). Each Share or Pre-Funded Warrant was sold together with one Series A Warrant to purchase one share of Common Stock and one Series B Warrant to purchase one share of Common Stock. The combined offering price for each Share and accompanying Common Warrants was $0.65, and the combined offering price for each Pre-Funded Warrant and accompanying Common Warrants was $0.6499. The Pre-Funded Warrants will have an exercise price of $0.0001 per share, will be exercisable immediately and will expire when exercised in full. Each Common Warrant will have an exercise price of $0.65 per share and will be immediately exercisable. The Series A Warrants will expire on the five-year anniversary of the date of issuance. The Series B Warrants will expire on the 18-month anniversary of the date of issuance.

The net proceeds of the Offering, after deducting the fees and expenses of the Placement Agent (as defined below), described in more detail below, and other offering expenses payable by the Company, but excluding the net proceeds, if any, from the exercise of the Common Warrants, is expected to be approximately $3.39 million. The Company intends to use the net proceeds from the Offering for general corporate purposes, including costs and expenses associated with being a public company. The Company believes that the net proceeds from the Offering, together with its cash and cash equivalents, will be sufficient to fund its planned operations through November 2025. The Offering closed on June 23, 2025.

In connection with the Offering, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors. Pursuant to the Purchase Agreement, the Company agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement or prospectus, or any amendment or supplement thereto for 60 days after the closing date of the Offering, subject to certain exceptions. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a variable rate transaction (as defined in the Purchase Agreement) until the one-year anniversary of the closing date of the Offering, subject to certain exceptions.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the purchasers, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

A holder will not have the right to exercise any portion of the Common Warrants or Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants or the Pre-Funded Warrants, respectively.

Pursuant to an engagement agreement (as amended, the “Engagement Agreement”) with H.C. Wainwright & Co., LLC (the “Placement Agent”), the Company agreed to pay the Placement Agent in connection with the Offering (i) a cash fee equal to 7.0% of the aggregate gross proceeds received in the Offering, (ii) a management fee equal to 1.0% of the aggregate gross proceeds received in the Offering, (iii) a non-accountable expense allowance of $10,000, (iv) reimbursement of up to $100,000 for legal fees and expenses and other out of pocket expenses and (v) up to $15,950 for the clearing expenses.

Also pursuant to the Engagement Agreement, the Company, in connection with the Offering, agreed to issue to the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 430,769 shares of Common Stock (the “Placement Agent Warrant Shares”). The Placement Agent Warrants will have an exercise price of $0.8125 per share (which represents 125% of the combined public offering price per Share and accompanying Common Warrants), will expire on June 20, 2030 and will be exercisable upon issuance.

The Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Series A Warrants, the Series A Warrant Shares, the Series B Warrants, the Series B Warrant Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares were offered by the Company pursuant to a Registration Statement on Form S-1 (the "Registration Statement") originally filed with the Securities and Exchange Commission (the “SEC”) on June 16, 2025, as amended by Amendment No. 1 to Form S-1 (including the prospectus forming a part of such Registration Statement), under the Securities Act (File No. 333-288065), and declared effective by the SEC on June 20, 2025.

The foregoing descriptions of the Purchase Agreement, the Pre-Funded Warrants, the Series A Warrants, the Series B Warrants and the Placement Agent Warrants are not complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement, the form of Pre-Funded Warrant, the form of Series A Warrant, the form of Series B Warrant and the form of Placement Agent Warrant, copies of which are filed as Exhibits 4.1, 4.2, 4.3, 4.4 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 17, 2025, in connection with the Company’s effort to reduce the Company’s ongoing operating expenses, the Board of Directors of the Company (the “Board”) approved a 20% decrease in the annual base salary of Eric Schlorff, the Company’s Chief Executive Officer, David Green, the Company’s Chief Financial Officer and Kevin Chung, the Company’s Chief Medical Officer, as well as certain other members of management. The Board also approved a 20% decrease in the directors’ cash base retainer fee, as well as a 20% reduction in the additional cash retainer fees payable to Board members. The duration of the reductions is indefinite pending any further action by the Board or the Compensation Committee of the Board. As a result of these and other actions, the Company expects to reduce monthly operating expenses by approximately $50,000.

Item 7.01 Regulation FD Disclosure.

Press Release

On June 20, 2025, the Company issued a press release announcing the pricing of the Offering. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 8.01 Other Events

As previously disclosed, on June 24, 2024, we received a written notification from the Listing Qualifications staff of Nasdaq that we were not in compliance with the requirement to maintain a minimum market value of listed securities of $35 million (the “MVLS Requirement”), as set forth in Nasdaq Listing Rule 5550(b)(2) (the “MVLS Rule”), because the market value of our listed securities (the “Securities”) had been below $35 million for 30 consecutive business days. We had an initial 180 days, or until December 23, 2024, to regain compliance with the MVLS Requirement.

On December 24, 2024, we received written notification (the “Notification”) from Nasdaq stating that we had not regained compliance with the MVLS Requirement. Pursuant to the Notification, the Securities were subject to delisting from Nasdaq on January 3, 2025, unless we requested a hearing before the Nasdaq Hearings Panel (the “Panel”) by December 31, 2024.

On March 11, 2025, we received a decision letter (the “Letter”) from the Panel, granting our request to continue listing on Nasdaq, subject to certain conditions. The Panel’s decision provided us with an exception until June 22, 2025, to demonstrate compliance with the minimum $2,500,000 stockholders’ equity requirement for continued listing set forth in Nasdaq Listing Rule 5550(b) (the “Equity Rule”).

In compliance with the Letter, the significant transactions undertaken by the Company include the following:

Revenue generation

•
In the second fiscal quarter, we continued to advance our business plan by increasing our customer count to six for our FDA approved product, QUELIMMUNE, which is used by ICU physicians treating pediatric patients with multiple organ failure. QUELIMMUNE has been shown to reduce pediatric mortality by approximately 50% and completely relieve pediatric patients from a lifetime of dialysis.

Operating expense reduction

•
In May 2025, we began a cost cutting program which is expected to reduce operating expenses for the remainder of the fiscal year. We do not anticipate that these expense reductions will have a material impact on operations.

Liability restructuring

•
In May and June of 2025, approximately $1.2 million of employee compensation and Director fee liabilities were extinguished as certain employees and Directors waived their rights to bonuses and fees that had been accrued but unpaid.

Fundraising transactions

•
On June 20, 2025, we entered into a Purchase Agreement described in Item 1.01 above.

•
On April 25, 2025, we entered into a purchase agreement with Lincoln Park (the “Purchase Agreement”), pursuant to which Lincoln Park agreed to purchase from us up to an aggregate of $15.0 million of our Common Stock (subject to certain limitations) from time to time over the term of the Purchase Agreement.

Based on the above revenue generation, expense reduction, liability restructuring, fundraising transactions, and losses expected in the second quarter, we believe that, as of the date of this report, the Company is in compliance with the Equity Rule.

Cautionary Statement Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements relating to projected operating expenses and liabilities. To the extent that statements contained in this report are not descriptions of historical facts, they are forward-looking statements. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including, without limitation, the risks and uncertainties inherent in the research and development and regulatory approval processes for the Company’s product candidates and related to the volatility of the stock market in general and the common stock in particular, and continued listing of the common stock on the Nasdaq Capital Market. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in the forward-looking statements, as well as risks relating to the Company’s business in general, please refer to the Company’s annual report on Form 10-K filed with the SEC on March 27, 2025, as amended by Form 10-K/A filed with the SEC on April 23, 2025, and its current and future periodic reports filed with the SEC. You are urged to consider these factors carefully in evaluating the forward-looking statements in this report and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, The Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant.
4.2	Form of Series A Warrant.
4.3	Form of Series B Warrant.
4.4	Form of Placement Agent Warrant.
10.1	Form of Securities Purchase Agreement.
99.1	Press Release dated June 20, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaStar Medical Holding Corporation
		By:	/s/ Eric Schlorff
Date:	June 23, 2025	Name:	Eric Schlorff
		Title:	Chief Executive Officer